                                                                    Exhibit 99.3
                                                                          Page 8

Case Name: Aerovox, Inc.                                              FORM OPR-3
Case No.:  01-14680 jnf
TRADE ACCOUNTS RECEIVABLE

                                                Total         Current      1-30 days     31-60 days    61-90 days    over 90 days
                                                -----         -------      ---------     ----------    ----------    ------------
Month: September 29, 2001                     8,252,242      3,991,003     2,384,440       790,148       489,623        597,028
 Allowance for Doubtful Accounts             (1,304,057)

Month: October 27, 2001                       7,769,402      3,823,647     2,096,960       520,050       390,314        938,431
 Allowance for Doubtful Accounts             (1,327,909)

Month: December 01, 2001                      7,467,141      3,805,595     2,061,948       281,455       129,529      1,188,614
 Allowance for Doubtful Accounts             (1,340,439)

Month: December 29, 2001                      7,230,853      3,620,279     1,900,573       489,264        19,898      1,200,839
 Allowance for Doubtful Accounts             (1,350,439)

Month: January 26, 2002                       7,167,409      4,062,705     1,346,965       398,867       217,644      1,141,228
 Allowance for Doubtful Accounts             (1,359,439)

Note: Days aged denotes past due, i.e. 1 -30 days past due.